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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY

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                                                                State or Jurisdiction
            Subsidiaries                                          of Incorporation
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
After The Fall Products, Inc.                           Ohio
J.M. Smucker (Pennsylvania), Inc.                       Pennsylvania
The Dickinson Family, Inc.                              Ohio
Henry Jones Foods Pty. Ltd.                             Victoria, Australia
Juice Creations Co.                                     Ohio
Knudsen & Sons, Inc.                                    Ohio
Smucker Quality Beverages, Inc.                         California
Mary Ellen's, Incorporated                              Ohio
Smucker Holdings, Inc.                                  Ohio
Santa Cruz Natural Incorporated                         California
Smucker Australia, Inc.                                 Ohio
JM Smucker (Canada) Inc.                                Ontario, Canada
Smucker International, Ltd.                             U.S. Virgin Islands
Smucker Latin America, Inc.                             Ohio
J. M. Smucker de Mexico, S.A. de C.V.                   Mexico (domesticated in Delaware)
Smucker Hong Kong Limited                               Hong Kong, People's Republic of China
Smucker U. K., Inc.                                     Ohio
Alternative Attitudes, Inc.                             Ohio
Sunberry Farms, Inc.                                    Ohio
Rocket Juice Company                                    California
Smucker Direct, Inc.                                    Ohio
Simply Smucker's, Inc.                                  Ohio
JM Smucker (Scotland) Limited                           Scotland
Smucker do Brasil Ltda.                                 Sao Paulo, Brazil
Hallco No. 39 Pty. Ltd.                                 Victoria, Australia
Smucker Fruit Processing Company                        California
J.M. Smucker LLC                                        Ohio Limited Liability Company
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